OPTION TO PURCHASE COMMON STOCK


Date of Issuance: As of August 19,1999           Option to Purchase 600,000
                                                 shares of Common Stock


         FOR VALUE RECEIVED, International Cosmetics Marketing, Co., a Florida corporation (the "Company"), promises to issue in the name of, and sell and deliver to CAPITAL DISTRIBUTORS, LLC., a limited liability corporation ("Holder"), a certificate or certificates for an aggregate of 600,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), upon payment by the Holder of the exercise price of $.001 per share (the "Exercise Price") in lawful funds of the United States of America, with the Exercise Price being subject to adjustment in the circumstances set forth below.

                                   Section 1.

                               Exercise of Option

         1.1 Exercise Period. The Holder may exercise this Option during the two
(2) year period, in whole and not in part (but not as to fractional shares), commencing upon the earlier of (i) the second annual anniversary date of the date hereof; or (ii) the eighteenth month anniversary date of the date the Company's securities are first traded on the Nasdaq Stock Market, Inc. or another national exchange (the "Exercise Period").

         1.2 Exercise Procedure.

                  a. This Option will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                           i. a completed Exercise Agreement, in the form
attached hereto as Exhibit 1 hereto, executed by the Holder (the "Purchaser");
and

                           ii. a cashier's or official bank check or other
immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise. Notwithstanding anything contained herein to the contrary, at the option of the Holder, and subject to the provisions of Subsection 1.1, the Exercise Price for the Option may be satisfied by the delivery of an unexercised portion of this Option to the Company for cancellation having a market value, as determined by the spread as of the date of Common Stock underlying this Option, equal to the aggregate Exercise Price of the portion of this Option desired to be then exercised.

                  b. Certificates for the shares of Common Stock purchased upon exercise of this Option will be delivered by the Company to the Purchaser within five (5) business

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days after the Exercise Date. Unless this Option has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Option representing the rights formerly represented by this Option that have not expired or been exercised. The Company will, within such five (5) day period, deliver such new Option to the Holder at the address set forth in this Option.

                  c. The shares of Common Stock issuable upon the exercise of this Option will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

                  d. The issuance of certificates for shares of Common Stock upon the exercise of this Option will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Option, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  e. Unless the Company shall have registered the shares of Common Stock underlying this Option pursuant to the provisions of Section 6 hereof, the shares of Common Stock issuable upon the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act") and, accordingly, will be "restricted securities" as that term is defined in the Act. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

                  "These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

                  f. Upon exercise of this Option, the royalty payments under that certain Exclusive License Agreement dated August 19, 1999 by and between Beverly Sassoon, Elan Sassoon, Beverly Sassoon International, LLC and the Company shall terminate.

         1.3 Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Subsection 1.1, be issuable upon exercise of the rights represented by this Option, the Company will, within 30 days after the Exercise Date, deliver to the Purchaser

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

a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing bid price of the Company's Common Stock as reported on The Nasdaq Stock Market, or the principal exchange on which the Company's Common Stock is then traded, as of the close of business on the Exercise Date.

                                   Section 2.

    Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

         2.1 Recapitalization or Reclassification of Common Stock. In case the Company shall at any time prior to the exercise or termination of this Option effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Option shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

         2.2 Consolidation, Merger or Sale. In case the Company shall at any time prior to the exercise of this Option, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Option, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Option was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Option shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Option.

         2.3 Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Option shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Options on any day during normal business hours.

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

                                   Section 3.

                           Reservation of Common Stock

         The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Option. Upon exercise of this Option pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances.

                                   Section 4.

                      No Shareholder Rights or Obligations

         This Option will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon the exercise of this Option are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its bests efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Option and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Option, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Option of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

                                   Section 5.

                                 Transferability

         Except as otherwise provided herein, the Holder hereof shall not mortgage, pledge, hypothecate, encumber, deliver as collateral or security, transfer, or sell any or all of his or her Options without the prior express written consent of the Company provided, however, the Holder may transfer any or all of his or her Options to members of such Holder's immediate family, which shall include spouse and children and grandchildren over the age of 21 or in trust for the benefit of any such persons or any members of the Holder's immediate family under the age of 21 so long as, in either case, the trustee is over the age of 21.

         Subject to the terms hereof, this Option and all rights hereunder are transferrable, in whole or in part, upon surrender of this Option with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company. This Option and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to

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


comply with the provisions of this Option with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Option or the underlying shares of Common Stock pursuant to a registration statement effective under the Act. The Holder of this Option agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

                                   Section 6.

                               Registration Rights

         If at any time during the Exercise Period, the Company shall prepare and file one or more registration statements under the Act with respect to a public offering of equity or debt securities of the Company, or of any such securities of the Company held by its security holders, other than a registration statement on Forms S-4, S-8, or similar form, the Company will include in any such registration statement such information as is required, and such number of shares of Common Stock held by, or shares of Common Stock underlying outstanding Options held by, the Holder to permit a public offering of such shares of Common Stock as required; provided, however, that if, in the sole discretion of the Company, the inclusion of the shares requested to be registered, when added to the securities being registered by the Company or the selling security holder(s), would exceed, in the opinion of management of the Company, the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude from such offering that portion of the shares required to be so registered so that the total number of securities to be registered is within the maximum number of shares that may be marketed without otherwise materially and adversely affecting the entire offering. The Company shall have sole and absolute discretion in making such determination. The Company shall use its best efforts to obtain promptly the effectiveness of such registration statement and maintain the effectiveness thereof for at least 180 days and to register or qualify the subject shares of Common Stock underlying this Option for sale in the State of Florida. The Company shall bear all fees and expenses other than the fees and expenses of Holder's counsel incurred in the preparation and filing of such registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus thereof to such Holder.


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



                                   Section 7.

                                  Miscellaneous

         The Holder shall have preemptive rights for a period of two (2) years from the date hereof.

                                   Section 8.

                                  Miscellaneous

         8.1 Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:


If to the Company:                  International Cosmetics Marketing Co.
                                    501 Brickell Key Drive
                                    Suite 505
                                    Miami, FL 33131

With a copy to:                     Atlas, Pearlman, Trop & Borkson, P.A.
                                    200 East Las Olas Boulevard
                                    Suite 1900
                                    Fort Lauderdale, Florida 33301
                                    Attention: Roxanne K. Beilly, Esq.

If to the Holder:                   Capital Distributors, LLC
                                    501 Brickell Key Drive
                                    Suite 505
                                    Miami, FL 33131

With a copy to:                     Freund & Brackey, LLP
                                    427 N. Camden Drive
                                    Beverly Hills, CA  90210
                                    Attention:  Jonathan D. Freund, Esq.

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

         8.2 Entire Agreement. This Option, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument

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


executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option.

         8.3 Governing Law. This Option is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Florida, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Option, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of Florida, or the United States District Court for the Southern District of Florida; and further agree and consent that personal service of process in any such action or preceding outside the State of Florida shall be tantamount to service in person in Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        INTERNATIONAL COSMETICS MARKETING, CO.

                                        By:    /s/ Stephanie McAnly
                                        ---------------------------
                                                 Stephanie McAnly
ATTEST:

/s/ Sonny Spoden
----------------
Sonny Spoden



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


                                    EXHIBIT 1
                                    ---------


                               EXERCISE AGREEMENT
                               ------------------

To:                                                    Dated:

         The undersigned record Holder, pursuant to the provisions set forth in the within Option, hereby subscribed for and purchases _____ shares of Common Stock covered by such Option and hereby makes full cash payment of $_____ for such shares at the Exercise Price provided by such Option.


                                           __________________________________
                                           (Signature)



                                           __________________________________
                                           (Print or type name)



                                           __________________________________
                                           (Address)

                                           __________________________________

                                           __________________________________



         NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Option, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.



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


                                    EXHIBIT 2
                                    ---------

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, , the undersigned Holder hereby sell, assigns, and transfer all of the rights of the undersigned under the within Option with respect to the number of shares of Common Stock issuable upon the exercise of such Option set forth below, unto the Assignee identified below, and does hereby irrevocable constituted and appoint to effect such transfer of rights on the books of the Company, with full power of substitution:

                                                           Number of Shares
Name of Assignee           Address of Assignee             of Common Stock
----------------           -------------------             ---------------








Dated: _______________                                __________________________
                                                      (Signature of Holder)


                                                      __________________________
                                                      (Print or type name)

         NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Option, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                               CONSENT OF ASSIGNEE
                               -------------------

         I HEREBY CONSENT to abide by the terms and conditions of the within Option.

Dated: _______________                                __________________________
                                                      (Signature of Holder)


                                                      __________________________
                                                      (Print or type name)


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